As filed with the Securities and Exchange Commission on January 16, 2003
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CAPTIVA SOFTWARE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	77-0104275
(State of Incorporation)	(I.R.S. Employer Identification No.)

10145 Pacific Heights Blvd.
San Diego, California 92121
(858) 320-1000
(Address of principal executive offices)

Captiva Software Corporation 1998 Employee Stock Purchase Plan
Captiva Software Corporation 1999 Stock Plan
(Full title of the plans)

Reynolds C. Bish
President and Chief Executive Officer
CAPTIVA SOFTWARE CORPORATION
10145 Pacific Heights Blvd.
San Diego, California 92121
(858) 320-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Wm. Bradford Weller, Esq. Captiva Software Corporation 10145 Pacific Heights Blvd. San Diego, CA 92121 (858) 320-1000	Lance W. Bridges, Esq. Cooley Godward LLP 4401 Eastgate Mall San Diego, CA 92121-1909 (858) 550-6000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, $.001 par value	449,446	$0.86–$2.055	$986,920.55	$90.80

(1)
This registration statement shall also cover any additional shares of Common Stock which shall become issuable under the Registrant’s 1998 Employee Stock Purchase Plan, as amended (the “1998 ESPP”) and 1999 Stock Plan, as amended (the “1999 Plan”), by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended (the “Securities Act”). The price per share and aggregate offering price are based upon (a) the actual exercise prices for shares subject to outstanding stock options previously granted under the 1999 Plan, and (b) the average of the high and low sales prices of Registrant’s Common Stock on January 14, 2003, as reported on the Nasdaq National Market, for shares issuable under the 1998 ESPP and the 1999 Plan.

Type of Shares	Number of Shares	Offering Price Per Share	Aggregate Offering Price

Common Stock issuable under the 1998 ESPP	299,446	$2.055	$615,361.53

Common Stock issuable under the 1999 Plan	166,995	$2.055	$343,174.72

Common Stock subject to outstanding options under the 1999 Plan	33,005	$0.86	$28,384.30

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Company with the SEC are incorporated by reference into this Registration Statement:

(1)
Registrant’s Annual Report on Form 10-K (File No. 000-22292) filed on March 29, 2002, for the fiscal year ended December 31, 2001, as amended by Registrant’s Annual Report on Form 10-K/A filed on April 30, 2002 and June 5, 2002;

(2)	Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 filed on May 15, 2002, as amended by Registrant’s Quarterly Report on Form 10-Q/A filed on June 5, 2002;

(3)	Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002;

(4)	Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002;

(5)	Registrant’s Current Report on Form 8-K filed on August 5, 2002; and

(6)
The description of Registrant’s Common Stock contained in Registrant’s Registration Statement on Form S-4 (File No. 333-87106) filed on April 26, 2002, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.    DESCRIPTION OF SECURITIES

Not applicable.

Item 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

Item 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Section 145 of the Delaware General Corporation Law the Registrant has broad authority to indemnify its directors and officers for liabilities they may incur in such capacities including liabilities arising under the Securities Act. The Registrant’s Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law and also require the Registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification. The Registrant’s Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty as a director to the Registrant and its stockholders, other than breach of the director’s duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The Registrant has entered into Indemnification Agreements with its officers and directors which provide the Registrant’s officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7.    EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

Item 8.    EXHIBITS

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to an exhibit to Registrant’s Registration Statement on Form S-1 (File No. 33-66142), as amended.

4.2	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.3 of the Registrant’s Current Report on Form 8-K dated September 24, 1997).

4.3	Specimen Certificate for Common Stock of the Registrant.

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of PricewaterhouseCoopers LLP (San Diego, California), independent accountants.

23.2	Consent of PricewaterhouseCoopers LLP (San Diego, California), independent accountants.

23.3	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this registration statement.

24.1	Power of Attorney is contained on the signature page of this registration statement.

99.1	1998 Employee Stock Purchase Plan, as amended, and related offering documents. (1)

99.2	1999 Stock Plan, as amended, and related offering documents. (2)

(1)	Filed as Exhibit 10.4 to Registrant’s Annual Report on Form 10-K (File No. 000-22292) filed on April 2, 2001, for the fiscal year ended December 31, 2000 and incorporated herein by reference.

(2)	Filed as Exhibit 10.3 to Registrant’s Annual Report on Form 10-K (File No. 000-22292) filed on April 2, 2001, for the fiscal year ended December 31, 2000 and incorporated herein by reference.

Item 9.    UNDERTAKINGS

1. The	undersigned registrant hereby undertakes:

a.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

b.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on January 16, 2003.

CAPTIVA SOFTWARE CORPORATION

By:	/s/ REYNOLDS C. BISH
Reynolds C. Bish, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Reynolds C. Bish and/or Rick E. Russo and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ REYNOLDS C. BISH Reynolds C. Bish	Chief Executive Officer, President and Director (PRINCIPAL EXECUTIVE OFFICER)	January 16, 2003

/s/ RICK E. RUSSO Rick E. Russo	Chief Financial Officer (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)	January 16, 2003

/s/ KIMRA D. HAWLEY Kimra D. Hawley	Chairman of the Board of Directors	January 16, 2003

/s/ JAMES BERGLUND James Berglund	Director	January 7, 2003

/s/ PATRICK EDSELL Patrick Edsell	Director	January 16, 2003

/s/ STEPHEN S. FRANCIS Stephen S. Francis	Director	January 16, 2003

/s/ MEL S. LAVITT Mel S. Lavitt	Director	January 16, 2003

/s/ BRUCE SILVER Bruce Silver	Director	January 16, 2003

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to an exhibit to Registrant’s Registration Statement on Form S-1 (File No. 33-66142), as amended.

4.2	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.3 of the Registrant’s Current Report on Form 8-K dated September 24, 1997).

4.3	Specimen Certificate for Common Stock of the Registrant.

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of PricewaterhouseCoopers LLP (San Diego, California), independent accountants.

23.2	Consent of PricewaterhouseCoopers LLP (San Diego, California), independent accountants.

23.3	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this registration statement.

24.1	Power of Attorney is contained on the signature page of this registration statement.

99.1	1998 Employee Stock Purchase Plan, as amended, and related offering documents. (1)

99.2	1999 Stock Plan, as amended, and related offering documents. (2)

(1)	Filed as Exhibit 10.4 to Registrant’s Annual Report on Form 10-K (File No. 000-22292) filed on April 2, 2001, for the fiscal year ended December 31, 2000 and incorporated herein by reference.

(2)	Filed as Exhibit 10.3 to Registrant’s Annual Report on Form 10-K (File No. 000-22292) filed on April 2, 2001, for the fiscal year ended December 31, 2000 and incorporated herein by reference.